Exhibit 10.5

[Employee]

Notice of Option Grant

Participant:	[Participant Name]

Corporation:	CoreLogic, Inc.

Notice:	You have been granted the following Option in accordance with the terms of the Plan and the Option Award Agreement attached hereto.

Type of Award:	Nonqualified Stock Option (“NQSO”)

Plan:	The CoreLogic, Inc. 2011 Performance Incentive Plan

Grant:	Date of Grant: [Grant Date]
Number of Shares Subject to the Option: [Number of Options Granted]

Exercise Price:	$[ ] per Share

Expiration Date:	The day immediately prior to the 10th anniversary of the Date of Grant. The Option is subject to early termination pursuant to Sections 5 and 6 of this Agreement and Section 7 of the Plan.

Vesting:	Subject to the terms of the Plan and this Agreement, the Option shall become vested and exercisable on each of the dates listed in the “Vesting Date” column below as to that portion of the total number of Shares subject to the Option set forth below opposite each such date.

[Vesting schedule to be inserted here]

The vesting schedule set forth above requires the Participant’s continued employment or service through each applicable Vesting Date as a condition to the vesting of the applicable installment of the Option on such Vesting Date.

Rejection:	If you wish to accept this Option Award, please access Fidelity NetBenefits® at www.netbenefits.com and follow the steps outlined under the “Accept Grant” link at any time within forty-five (45) days after the Date of Grant. If you do not accept your grant via Fidelity NetBenefits® within forty-five (45) days after the Date of Grant, you will have rejected this Option Award.

[Employee]

Option Award Agreement

This Option Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Option Grant attached hereto (the “Grant Notice”), is made between CoreLogic, Inc. (the “Corporation”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.

1. Definitions.

Certain capitalized terms are defined in the Grant Notice, herein or in the attached Appendix A. Capitalized terms used but not defined in the Grant Notice, herein or in the attached Appendix A shall have the meaning assigned to such terms in the Plan.

2. Grant of Options.

Subject to the provisions of this Agreement and the provisions of the Plan, the Corporation hereby grants to the Participant on the Date of Grant set forth in the Grant Notice, pursuant to the Plan, an Option to acquire the number of shares of Common Stock (“Shares”) set forth in the Grant Notice (the “Option”). The Option shall have the exercise price per Share set forth in the Grant Notice.

3. Vesting.

The Option shall vest and become exercisable in installments of the aggregate number of Shares subject to the Option as set forth in the Grant Notice. Any unvested Shares then subject to the Option shall also become vested and exercisable upon the Participant’s Termination (as defined in Appendix A attached hereto) due to death, Disability (as defined in Appendix A attached hereto), or Normal Retirement. For purposes of this Agreement, “Normal Retirement” means Termination of the Participant, other than for Cause (as defined in Appendix A attached hereto), after the Participant has reached 62 years of age.

4. Limits on Exercise; ISO Status.

The Option may be exercised only to the extent the Option is vested and exercisable. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option. The Option may not be exercised with respect to a fractional Share, and any purported exercise with respect to a fractional Share shall be automatically rounded down to the nearest whole number of Shares. No fewer than the lesser of 50 Shares or the full number of vested and exercisable Shares subject to the Option may be purchased at any one time. The Option is a NQSO option and is not, and shall not be, an ISO.

5. Change in Control.

(a) In the event of a corporate transaction described in Section 7.2 of the Plan (which generally includes transactions that the Corporation does not survive or does not survive as a public company in respect of its Common Stock), the provisions of Section 7.2 of the Plan shall apply to any outstanding portion of the Option and the Shares subject to the Option; provided that, notwithstanding anything to the contrary in the Plan, in the event that the Option is converted into a right to receive cash pursuant to Section 7.2 of the Plan, the amount of any cash payment shall be equal to the highest value of the consideration to be received in connection with the transaction for one Share less the exercise price per Share for the Option set forth in the Grant Notice, multiplied by the number of Shares subject to the outstanding portion of the Option.

(b) In the event the Participant is Terminated by the Corporation or an Affiliate (including any successor to such entity) without Cause upon or at any time during the twelve-month period following a Change in Control (as defined in Appendix A attached hereto), any then outstanding and unvested portion of the Option shall accelerate and become fully vested and exercisable at such time.

6. Termination of Option.

Subject to earlier termination as provided in this Section 6, the Option will terminate on the expiration date set forth in the Grant Notice. The Option is subject to earlier termination in connection with certain corporate events as provided in Section 7 of the Plan. The Option is also subject to earlier termination in connection with the Participant’s Termination, in which case the Option, to the extent not vested and exercisable as of the date of Termination (after giving effect to any accelerated vesting in the circumstances pursuant to Section 3), shall terminate on the date of Termination, and the Option, to the extent vested and exercisable as of the date of Termination (after giving effect to any accelerated vesting in the circumstances pursuant to Section 3 or Section 5), shall be subject to the following rules:

(a) In the event of the Participant’s Termination due to reasons other than a Termination for Cause, the Participant shall have the right to exercise the Option, to the extent vested and exercisable as of the date of such Termination, at any time prior to the end of the one-year period following the date of such Termination.

(b) In the event the Participant dies either (i) while serving as an employee or providing services to the Corporation or any of its Subsidiaries or Affiliates or (ii) after the date of the Participant’s Termination under circumstances described in subsection (a) immediately above within the applicable time period described therein, the Option, to the extent vested and exercisable as of the date of the Participant’s death, may be exercised at any time prior to the end of the one-year period following the date of the Participant’s death by the Participant’s beneficiary or the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, in accordance herewith.

(c) In the event of the Participant’s Termination for Cause, the Option (whether vested or unvested) shall terminate on the date of such Termination.

Notwithstanding anything else contained herein to the contrary, in no event may the Option be exercised following the expiration date set forth in the Grant Notice or following a termination in connection with certain corporate events as provided in Section 7 of the Plan.

7. Method of Exercise of Option.

The Option shall be exercised by the delivery of a written notice of exercise to the Corporation, in a form specified or accepted by the Administrator, or by complying with any alternative exercise procedures that may be authorized by the Administrator. The notice of exercise (or other authorized exercise procedure) must set forth the number of Shares with respect to which the Option is being exercised, be accompanied by full payment for the Shares to be purchased in a form permitted by Section 5.5 of the Plan, and include payment for all applicable taxes, if any, in accordance with Section 8.5 of the Plan.

8. No Ownership Rights Prior to Issuance of Shares.

Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Option, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Corporation or its agent in accordance with the terms of the Plan and this Agreement.

9. Detrimental Activity.

(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time while any portion of the Option remains outstanding, the Participant engages in Detrimental Activity (as defined below), such outstanding portion of the Option shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Administrator in its good faith discretion.

(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Corporation and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Corporation or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Corporation or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Corporation, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Corporation or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Corporation or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Corporation or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation or any of its Subsidiaries or Affiliates, in each case as determined by the Administrator in its good faith discretion.

10. No Right to Continued Employment.

Except as provided in Section 3 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination as provided in Section 6 above or under the Plan. None of the Option nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Corporation or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Corporation or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason. For the avoidance of doubt, this Section 10 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Corporation or any Subsidiary or Affiliate.

11. The Plan.

In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Administrator. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on Fidelity NetBenefits® at www.netbenefits.com under Plan Information and Documents. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Corporation at CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify.

12. Compliance with Laws and Regulations.

(a) The Option and the obligation of the Corporation to sell and issue Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Administrator shall, in its discretion, determine to be necessary or applicable. Moreover, the Corporation shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Corporation determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.

(b) It is intended that the Shares received in respect of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Corporation deems appropriate to comply with Federal and state securities laws.

(c) If, at the time of any exercise of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Corporation pursuant to this Agreement, an agreement (in such form as the Corporation may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Corporation, from counsel for or approved by the Corporation, as to the applicability of such exemption thereto.

13. Notices.

All notices by the Participant or the Participant’s assignees shall be addressed to CoreLogic, Inc., 4 First American Way, Santa Ana, California 92707, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Corporation’s records.

14. Severability.

In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

15. Other Plans.

The Participant acknowledges that any income derived from the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Corporation or any Subsidiary or Affiliate. The Option shall not be deemed to be “Covered Compensation” under any other benefit plan of the Corporation.

16. Adjustments.

The Option and the Shares underlying the Option shall be subject to adjustment and conversion pursuant to the terms of Section 7.1 of the Plan.

17. Clawback.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Shares or other cash or property received with respect to the Option (including any value received from a disposition of the Shares acquired upon exercise of the Option).

CORELOGIC, INC.

By:
Name: [Anand Nallathambi]
Title: [Chief Executive Officer]

Date: [Grant Date]

Acknowledged and agreed as of the Date of Grant:

Printed Name:	[Participant Name]

Date:	[Acceptance Date]

[NOTE: GRANT WILL BE ACCEPTED ELECTRONICALLY]

APPENDIX A

Certain Definitions

“Affiliate” means any entity other than the Corporation and any Subsidiary that is affiliated with the Corporation through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Administrator.

“Cause” has the same meaning as in the Participant’s employment agreement with the Corporation, a Subsidiary or an Affiliate (if any) as in effect at the time of the Participant’s Termination, or if the Participant is not a party to such an employment agreement (or is not a party to such an employment agreement that contains a definition of “cause”), “Cause” means: (i) embezzlement, theft or misappropriation by the Participant of any property of any of the Corporation or its Affiliates; (ii) the Participant’s breach of any fiduciary duty to the Corporation or its Affiliates; (iii) the Participant’s failure or refusal to comply with laws or regulations applicable to the Corporation or its Affiliates and their businesses or the policies of the Corporation and its Affiliates governing the conduct of its employees or directors; (iv) the Participant’s gross incompetence in the performance of the Participant’s job duties; (v) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation; (vi) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care; (vii) the Participant’s failure or refusal to perform the Participant’s job duties or to perform specific directives of the Participant’s supervisor or designee, or the senior officers or Board of Directors of the Corporation; or (viii) any gross negligence or willful misconduct of the Participant resulting in loss to the Corporation or its Affiliates, or damage to the reputation of the Corporation or its Affiliates.

“Change in Control” means the happening of any of the following after the date hereof:

(a)	The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if fifty percent (50%) or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not shareholders of the Corporation immediately prior to such merger, consolidation, or other reorganization.

(b)	The sale, transfer, or other disposition of all or substantially all of the Corporation’s assets or the complete liquidation or dissolution of the Corporation.

(c)	A change in the composition of the Board occurring within a two (2) year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who are directors of the Corporation immediately following the consummation of the transactions contemplated by the Separation and Distribution Agreement by and between the Corporation and the First American Financial Corporation dated June 1, 2010 (the “Separation Agreement”). “Incumbent Directors” shall also include directors who are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Corporation.

(d)

Any transaction as a result of which any person or group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing at least thirty percent (30%) of the total voting power of the Corporation’s then outstanding voting securities. For purposes of this paragraph, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude: (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary of the Corporation; (ii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Corporation’s then outstanding voting securities, a person whose beneficial ownership of the total voting power represented by the

Corporation’s then outstanding voting securities increases to thirty percent (30%) or more as a result of the acquisition of voting securities of the Corporation by the Corporation which reduces the number of such voting securities then outstanding; or (iii) so long as a person does not thereafter increase such person’s beneficial ownership of the total voting power represented by the Corporation’s then outstanding voting securities, a person that acquires directly from the Corporation securities of the Corporation representing at least thirty percent (30%) of the total voting power represented by the Corporation’s then outstanding voting securities.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction.

For the avoidance of doubt, the consummation of any or all of the transactions in the Separation Agreement is not considered a Change in Control for purposes of this Agreement.

“Disability” means the inability to engage in any substantial gainful occupation to which the relevant individual is suited by education, training or experience, by reason of any medically determinable physical or mental impairment, which condition can be expected to result in death or continues for a continuous period of not less than twelve (12) months.

“Termination” means the time when the Participant ceases the performance of services for the Corporation, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, retirement, death or Disability, but excluding (a) a Termination where there is a simultaneous reemployment or continuing employment of the Participant by the Corporation, any Affiliate or Subsidiary, (b) at the discretion of the Administrator, a Termination that results in a temporary severance, and (c) at the discretion of the Administrator, a Termination of an employee of the Corporation that is immediately followed by the Participant’s service as a non-employee director of the Board. Notwithstanding any other provisions of the Plan or this Agreement to the contrary, a Termination shall not be deemed to have occurred for purposes of any provision the Plan or this Agreement providing for payment or distribution with respect to an award constituting deferred compensation subject to Code Section 409A upon or following a termination of employment or services unless such termination is also a “separation from service” within the meaning of Section 409A of the Code.